As filed with the Securities and Exchange Commission on May 19, 2004

Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933

Enterprise Products Partners L.P.
(Name of Registrant as specified in its charter)

Delaware	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2727 North Loop West Houston, Texas 77008
(Address of Principal Executive Offices, including Zip Code)

Enterprise Products Company Employee Unit Purchase Plan
(Full Title of the Plan)

Richard H. Bachmann Executive Vice President, Chief Legal Officer and Secretary 2727 North Loop West Houston, Texas 77008 (713) 880-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to: Michael P. Finch Vinson & Elkins L.L.P. 1001 Fannin, Suite 2300 Houston, Texas 77002-6760 (713) 758-2222

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Units of Enterprise Products Partners L.P.	1,000,000 Units(1)	$20.44	$20,440,000	$2,590.00

(1)	Includes an indeterminate number of Units that may become issuable pursuant to the anti-dilution Provisions of the Third Amended and Restated Limited Partnership Agreement of Enterprise Products Partners L.P., as amended.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on The New York Stock Exchange on May 13, 2004 ($20.44 per unit).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

        This Registration Statement on Form S-8 registers for sale under the Securities Act of 1933, as amended, an additional 1,000,000 Common Units of Enterprise Products Partners L.P. pursuant to the Enterprise Products Company Employee Unit Purchase Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, the contents of the Company’s previously filed Registration Statement on Form S-8 (File No. 333-82486), are incorporated herein by reference.

Item 8.  Exhibits.

        Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

4.1	Enterprise Products Company Employee Unit Purchase Plan (Third Amendment and Restatement) (incorporated by reference to Appendix A to the registrant’s Notice of Written Consent dated April 22, 2004, filed with the Commission on April 22, 2004)

4.2	Third Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., as restated to include all amendments through December 17, 2003 (incorporated by reference to Exhibit 3.1 to Form 8-K filed with the Commission on February 10, 2004)

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to this registration statement)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 19th day of May, 2004.

ENTERPRISE PRODUCTS PARTNERS L.P.

BY: ENTERPRISE PRODUCTS G.P., LLC,
As General Partner

By:	/s/ O.S. Andras
O.S. Andras President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints O.S. Andras and Richard H. Bachmann, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the 19th day of May 2004.

Signature	Title (of Enterprise Products GP, LLC)

/s/ Dan L. Duncan	Chairman of the Board and Director
Dan L. Duncan

/s/ O.S. Andras	President, Chief Executive Officer and Director (Principal Executive Officer)
O.S. Andras

/s/ Michael A. Creel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Michael A. Creel

/s/ Michael J. Knesek	Vice President, Controller and Principal Accounting Officer
Michael J. Knesek

Director
Dr. Ralph S. Cunningham

/s/ Lee W. Marshall, Sr.	Director
Lee W. Marshall, Sr.

Director
Richard S. Snell

INDEX TO EXHIBITS

        Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

4.1	Enterprise Products Company Employee Unit Purchase Plan (Third Amendment and Restatement) (incorporated by reference to Appendix A to the registrant’s Notice of Written Consent dated April 22, 2004, filed with the Commission on April 22, 2004)

4.2	Third Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., as restated to include all amendments through December 17, 2003 (incorporated by reference to Exhibit 3.1 to Form 8-K filed with the Commission on February 10, 2004)

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to this registration statement)